June 7, 2021

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
 Report from the President

A Stable Partner for the Recovery Ahead

On May 28, we announced that our Board had approved a 4.75 percent dividend for the first quarter of 2021, with the $62.2 million cash dividend distributed to member institutions on June 1. Our ability to provide a reasonable return on our members’ investment in our cooperative reflects the stability and reliability of our franchise.

This stability is seen in all that we do, from the liquidity provided through our advances, and from our Letter of Credit offerings to the secondary market support offered through our Mortgage Asset Program. This stability drives our performance, which has remained solid despite ongoing pressures affecting our operating environment. And this performance, in turn, fuels our ability to work with our members to make a tangible impact in the communities we all serve, most notably through our Affordable Housing Program (“AHP”), Homebuyer Dream Program® (HDP®) and Small Business Recovery Grant Program. On May 21, we closed the application period for the 2021 AHP Round, for which we have $36 million in grant funding available for affordable housing initiatives. Our 2021 HDP Round is currently open, with $16.3 million available for grants made in support of homeownership opportunities. We are always grateful for our members’ participation in these projects, which make a real and lasting difference in the lives of so many across our District, especially now. Our members are truly a vital and committed part of every community across our District, and essential to our region’s recovery. We are well-positioned to support our members in these efforts, and are proud to serve as your trusted partner.

2021 FHLBNY Director Election Update

Our Board of Directors is a key part of our stability, guiding our decision-making and working with management on developing our strategy. This is why we ask our members to take an active role in the annual election process.

This year, the FHLBNY will once again partner with Survey & Ballot Systems (“SBS”) to administer our 2021 Director elections electronically. To help ensure emails from SBS arrive safely in your inbox – with the first email, regarding Member Director nominations and Independent Director applications, expected to be sent out on June 28, 2021 – please add the following email address as an approved sender: noreply@directvote.net. If you do not receive an email from SBS by June 29, 2021, please contact support@directvote.net. Please note that only members of the FHLBNY who were stockholders as of December 31, 2020 will be able to participate in this year’s elections.

Our Board is a key part of our cooperative, and I encourage all of our members to participate in the election process. If you have any questions about this process, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.